Calculation of Filing Fee Tables
S-3
Baldwin Insurance Group, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A common stock, par value $0.01 per share	457(r)	23,200,000	$ 25.135	$ 583,132,000.00	0.0001381	$ 80,530.53
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 583,132,000.00		$ 80,530.53
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 80,530.53
Offering Note
[1]	(1) This prospectus supplement relates to the offer and resale or other distribution by the selling stockholders identified herein of up to 23,200,000 shares of Class A common stock, par value $0.01 per share (the "Class A common stock"), of The Baldwin Insurance Group, a Delaware corporation (the "registrant"). In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the registrant's Registration Statement on Form S-3ASR (File No. 333-275370) (the "Registration Statement") shall be deemed to cover any additional shares of Common stock to be offered or issued from stock splits, stock dividends, recapitalizations, or similar transactions with respect to the Class A common stock being registered. (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, on the basis of the average of the high and low prices for a share of the Class A common stock on December 26, 2025, as reported on the Nasdaq Global Select Market. (3) Calculated in accordance with Rules 456(b) and 457(r) under the Securities Act. Represents payment of registration fees previously deferred in connection with the Registration Statement paid herewith.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A